[GREENBERG GLUSKER FIELDS CLAMAN MACHTINGER & KINSELLA LLP LETTERHEAD]


                                   May 1, 2002


Mego  Financial  Corp.
4310  Paradise  Road
Las  Vegas,  Nevada  89109
Gentlemen:

     We have acted as counsel to Mego Financial Corp., a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, 459,014 shares (the "Shares") of its outstanding common stock, $.01 par value per share (the Common Stock"), and 321,970 shares (the "Warrant Shares") subject to issuance upon the exercise of a warrant. The Shares and the Warrant Shares are being sold by the selling stockholders identified in the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement.

     In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.










                              Exhibit 5.1 - Page 1

Mego Financial  Corp.
May 1, 2002
Page 2


     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, facsimile or electronic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized and issued by the Company, and are fully paid and non-assessable shares of the Company's Common Stock, and (ii) the Warrant Shares have been duly and validly authorized and, when issued upon the exercise of the related warrant, will be duly and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     Our opinion is limited to the laws of the State of California, corporate laws of the State of New York and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                     Very  truly  yours,


                                     /s/ Greenberg  Glusker  Fields  Claman
                                         Machtinger  &  Kinsella  LLP




                              Exhibit 5.1 - Page 2